QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Assured Guaranty Municipal Corp.
June 30, 2010
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty"), with the Securities and Exchange Commission ("SEC"), including Assured Guaranty's Annual Reports on Form 10-K for the year ended December 31, 2009 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010. Assured Guaranty Municipal Corp. ("AGM") was purchased by Assured Guaranty US Holdings Inc., a subsidiary of Assured Guaranty Ltd., on July 1, 2009. This financial supplement presents financial information since its acquisition, except for statutory data, which is based on full year statutory accounting principles. Purchase accounting adjustments were pushed down to AGM, which affects comparability to periods prior to the acquisition. AGM is a subsidiary of Assured Guaranty Municipal Holdings Inc. ("AGMH"), which terminated its registration with the SEC in July 2009 and no longer files reports with the SEC. For the purposes of this financial supplement, all references to the "Company" shall mean AGM.

Some amounts in this Financial Supplement may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade of Assured Guaranty Ltd. or its subsidiaries and/or of transactions insured by Assured Guaranty Ltd.'s subsidiaries, both of which have occurred in the past; (2) developments in the world's financial and capital markets that adversely affect issuers' payment rates, Assured Guaranty's loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world's credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of Assured Guaranty's loss reserves; (5) the impact of market volatility on the mark-to-market of Assured Guaranty's contracts written in credit default swap form; (6) reduction in the amount of reinsurance portfolio opportunities available to Assured Guaranty; (7) decreased demand or increased competition; (8) changes in applicable accounting policies or practices; (9) changes in applicable laws or regulations, including insurance and tax laws; (10) other governmental actions; (11) difficulties with the execution of Assured Guaranty's business strategy; (12) contract cancellations; (13) Assured Guaranty's dependence on customers; (14) loss of key personnel; (15) adverse technological developments; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management's response to these factors; and (20) other risk factors identified in Assured Guaranty's filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Assured Guaranty Municipal Corp.
Selected Financial Highlights
 (dollars in millions)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Operating income reconciliation:
Operating income [1]	$149.6	$331.3
Plus after-tax adjustments:
Realized gains (losses) on investments	(8.2)	(4.7)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	27.4	(4.4)
Fair value gains (losses) on committed capital securities	4.4	2.6
Foreign exchange gains (losses) on revaluation of premiums receivable	(8.0)	(21.4)
Effect of consolidating variable interest entities ("VIEs") [2]	12.0	0.2

Net income attributable to Assured Guaranty Municipal Corp.	$177.2	$303.6

Return on equity ("ROE") calculations [3]:
ROE, excluding unrealized gain (loss) on investment portfolio	34.7%	29.4%
Operating ROE	25.2%	29.1%
Other information
Gross par written	$5,890	$10,819

	As of:
	June 30, 2010	December 31, 2009
Reconciliation of shareholder's equity to adjusted book value:
Shareholder's equity attributable to Assured Guaranty Municipal Corp.	$2,166.9	$2,074.5
Less after-tax adjustments:
Effect of consolidating VIEs [2]	(166.5)	-
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(128.8)	(143.5)
Fair value gains (losses) on committed capital securities	6.2	3.6
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	39.1	75.1

Operating shareholder's equity	$2,416.9	$2,139.3
After-tax adjustments:
Less: Deferred acquisition costs	(50.8)	(17.5)
Plus: Net present value of estimated net future credit derivative revenue	165.5	191.9
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,105.8	2,510.6

Adjusted book value	$4,739.0	$4,859.3

Other information
Net debt service outstanding	$532,293	$583,796
Net par outstanding	358,718	393,990
Claims-paying resources [4]	6,931	7,232

1. The Company has revised its definition of operating income in the three months ended June 30, 2010 to exclude foreign exchange revaluation gains and losses on premiums receivable. Prior periods are presented on a consistent basis.

2. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

3. Quarterly ROE calculations represent annualized returns.

4. See page 4.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Consolidated Statements of Operations
 (in millions)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Revenues:
Net earned premiums	$223.0	$473.0
Net investment income	48.9	96.7
Net realized investment gains (losses)	(12.5)	(7.2)
Change in fair value of credit derivatives:
Realized gains and other settlements	25.1	53.2
Credit impairment on credit derivatives	(20.0)	(17.2)
Non-credit impairment fair value gains (losses) on credit derivatives	33.8	(15.1)

Net change in fair value of credit derivatives	38.9	20.9
Fair value gains (losses) on committed capital securities	6.7	4.0
Financial guaranty VIEs' revenues	(46.6)	(69.5)
Other income	(2.6)	(4.0)

Total revenues	255.8	513.9
Expenses:
Loss and loss adjustment expenses	35.7	94.7
Amortization of deferred acquisition costs	(3.0)	(4.3)
Interest expense	1.6	3.5
Financial guaranty VIEs' expenses	(55.5)	(56.3)
Other operating expenses	20.1	40.2

Total expenses	(1.1)	77.8

Income (loss) before provision for income taxes	256.9	436.1
Provision (benefit) for income taxes	79.7	132.5

Net income (loss)	177.2	303.6
Less: Noncontrolling interest of consolidated VIEs	-	-

Net income attributable to Assured Guaranty Municipal Corp.	$177.2	$303.6
Less after-tax adjustments
Realized gains (losses) on investments	(8.2)	(4.7)
Non-credit impairment unrealized fair value gains on credit derivatives	27.4	(4.4)
Fair value gains (losses) on committed capital securities	4.4	2.6
Foreign exchange gains (losses) on revaluation of premiums receivable	(8.0)	(21.4)
Effect of consolidating VIEs [1]	12.0	0.2

Operating income	$149.6	$331.3

Effect of refundings and accelerations, net
Earned premiums from refundings and accelerations, net	$10.4	$21.2
Operating income effect	$6.8	$13.8

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts. For those VIEs that the Company consolidates, it records all of the activities of the VIE and eliminates the related insurance accounting. Operating income reverses the financial effect of consolidating these entities and accounts for them as financial guaranty insurance contracts in order to present the Company's insured obligations on a consistent basis.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Consolidated Balance Sheets
 (in millions)

	As of
	June 30, 2010	December 31, 2009
Assets
Investment portfolio, available-for-sale:
Fixed maturity securities, at fair value	$4,787.6	$5,183.6
Short-term investments	518.2	542.0

Total investment portfolio	5,305.8	5,725.6
Assets acquired in refinancing transactions	138.3	152.4
Note receivable from affiliate	300.0	300.0
Cash	35.6	23.6
Premiums receivable	713.7	787.4
Ceded unearned premium reserve	1,564.0	1,537.1
Reinsurance recoverable on unpaid losses	21.0	13.7
Credit derivative assets	202.7	227.0
Committed capital securities, at fair value	9.6	5.6
Deferred tax asset, net	969.2	972.4
Salvage and subrogation recoverable	469.0	248.1
Financial guaranty VIE assets [1]	1,452.3	762.3
Other assets	106.1	135.5

Total assets	$11,287.3	$10,890.7

Liabilities and shareholder's equity
Liabilities
Unearned premium reserves	$5,787.8	$6,468.3
Loss and loss adjustment expense reserve	131.7	55.3
Notes payable	137.6	149.1
Credit derivative liabilities	626.7	625.8
Reinsurance balances payable, net	295.7	259.0
Financial guaranty VIE liabilities with recourse [1]	1,615.9	762.7
Financial guaranty VIE liabilities without recourse [1]	172.4	-
Other liabilities	352.6	496.4

Total liabilities	9,120.4	8,816.6
Shareholder's equity
Preferred stock	-	-
Common stock	15.0	15.0
Additional paid-in capital	1,216.8	1,241.8
Retained earnings [1]	880.4	743.4
Accumulated other comprehensive income	54.7	74.3

Total shareholder's equity attributable to Assured Guaranty Municipal Corp.	2,166.9	2,074.5
Noncontrolling interest in consolidated VIEs [1]	-	(0.4)

Total shareholder's equity	2,166.9	2,074.1

Total liabilities and shareholder's equity	$11,287.3	$10,890.7

1. Effective January 1, 2010, GAAP accounting required the consolidation of VIEs where the Company is determined to be the control party through rights under our financial guaranty insurance contracts.

Assured Guaranty Municipal Corp.
Claims Paying Resources and Statutory-basis Exposures 1
 (dollars in millions)

	As of:
	June 30, 2010	December 31, 2009
Claims paying resources
Policyholders' surplus	$843	$909
Contingency reserve	1,421	1,323

Qualified statutory capital	2,264	2,232
Unearned premium reserve	2,260	2,392
Loss and loss adjustment expense reserves	1,194	1,236

Total policyholders' surplus and reserves [1]	5,718	5,860
Present value of installment premiums [2]	715	874
Standby line of credit/stop loss	498	498

Total claims paying resources	$6,931	$7,232

Net par outstanding	$347,713	$381,148
Net debt service outstanding	$519,966	$568,594
Ratios:
Net par insured to statutory capital	154:1	171:1
Capital ratio [3]	230:1	255:1
Financial resources ratio [4]	75:1	79:1

1. Statutory basis.

2. Includes financial guaranty insurance and credit derivatives.

3. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

4. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Municipal Corp.
New Business Production
 (in millions)

	Three Months Ended June 30, 2010	Six Months Ended June 30, 2010
Consolidated new business production analysis:
Present value of new business production ("PVP")
Public finance - U.S.
Primary markets	$64.5	$112.8
Secondary markets	7.9	13.2
Public finance - non-U.S.
Primary markets	-	-
Secondary markets	-	-
Structured finance - U.S. [1]	0.5	0.9
Structured finance - non-U.S. [1]	2.1	2.1

Total PVP	75.0	129.0
Less: PVP of credit derivatives	-	-

PVP of financial guaranty insurance	75.0	129.0
Less: Financial guaranty installment premium PVP	1.3	1.9

Total: Financial guaranty upfront gross written premiums ("GWP")	73.7	127.1
Plus: Financial guaranty installment PVP adjustment [2]	2.3	16.1

Total GWP	$76.0	$143.2

Consolidated financial guaranty gross par written:
Public finance - U.S.
Primary markets	$5,625	$10,410
Secondary markets	265	409
Public finance - non-U.S.
Primary markets	-	-
Secondary markets	-	-
Structured finance - U.S.	-	-
Structured finance - non-U.S.	-	-

Total	$5,890	$10,819

1. These policies represent existing policies that have additional premium and have no par outstanding.

2. Includes the difference in management estimates for the discount rate applied to future installments compared to the discount rate used for new financial guaranty insurance accounting standard as well as the changes in estimated term for future installments.

Note: Please refer to the endnotes for an explanation of the non-GAAP financial measures.

Assured Guaranty Municipal Corp.
Financial Guaranty Gross Par Written
 (in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended June 30, 2010		Six Months Ended June 30, 2010
	Gross Par Written	Avg. Rating [1]	Gross Par Written	Avg. Rating [1]
Sector:
U.S. Public Finance:
General obligation	$2,539	A	$4,612	A
Municipal utilities	832	A	2,054	A
Tax backed	885	A+	2,022	A
Transportation	312	A	587	A
Healthcare	381	BBB+	549	A-
Higher education	226	A	250	A
Investor-owned utilities	-	-	30	A-
Other public finance	715	A	715	A

Total U.S. public finance	5,890	A	10,819	A
Non-U.S. Public Finance:
Total non-U.S. public finance	-	-	-	-

Total public finance	$5,890	A	$10,819	A

U.S. Structured Finance:
Total U.S. structured finance	$-	-	$-	-
Non-U.S. Structured Finance:
Total non-U.S. structured finance	-	-	-	-

Total structured finance	$-	-	$-	-

Total gross par written	$5,890	A	$10,819	A

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Underwriting Gain (Loss)
 (in millions)

	3Q-09	4Q-09	1Q-10	2Q-10	Six Months Ended June 30, 2010
Income statement:
Net earned premiums:
Scheduled net earned premiums
Public finance - U.S.	$60.7	$55.3	$43.2	$45.6	$88.8
Public finance - non-U.S.	13.3	11.5	9.5	13.0	22.5
Structured finance - U.S.	189.5	180.6	179.8	146.6	326.4
Structured finance - non-U.S.	5.5	11.0	6.7	7.4	14.1

Total scheduled net earned premiums	269.0	258.4	239.2	212.6	451.8
Net earned premiums from refundings and accelerations	11.5	36.5	10.8	10.4	21.2

Total net earned premiums	280.5	294.9	250.0	223.0	473.0
Realized gains on credit derivatives [1]	28.8	27.8	28.1	25.1	53.2
Other income	28.9	(0.7)	17.2	11.8	29.0

Total underwriting revenues	338.2	322.0	295.3	259.9	555.2
Loss and loss adjustment expenses	0.9	50.9	59.0	35.7	94.7
Incurred losses (gains) on credit derivatives [2]	(27.3)	(19.7)	(2.8)	20.0	17.2

Total incurred losses	(26.4)	31.2	56.2	55.7	111.9
Amortization of deferred acquisition costs	-	(0.5)	(1.3)	(3.0)	(4.3)
Operating expenses	41.7	25.5	18.8	19.7	38.5

Total underwriting expenses	15.3	56.2	73.7	72.4	146.1

Underwriting gain (loss)	$322.9	$265.8	$221.6	$187.5	$409.1

1. Includes premiums and ceding commissions.

2. Includes paid and payable losses and received and receivable recoveries.

Assured Guaranty Municipal Corp.
Investment Portfolio
As of June 30, 2010
 (dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income [1]
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$35.2	3.44%	2.24%	$37.2	$1.2
Agency obligations	119.7	2.03%	1.32%	122.4	2.4
Foreign government securities	269.5	2.83%	1.84%	253.5	7.6
Obligations of states and political subdivisions	1,667.9	3.69%	3.50%	1,732.5	61.5
Insured obligations of state and political subdivisions [2]	1,697.3	4.77%	4.51%	1,774.3	81.0
Corporate securities	126.2	2.78%	1.80%	126.6	3.5
Mortgage-backed securities ("MBS"):
Residential MBS ("RMBS")	458.8	3.61%	2.35%	412.3	16.6
Commercial MBS ("CMBS")	12.7	4.53%	2.95%	12.7	0.6
Asset-backed securities	314.8	2.56%	1.66%	316.1	8.1

Total fixed maturity securities	4,702.1	3.88%	3.42%	4,787.6	182.5
Short-term investments	517.7	0.24%	0.15%	518.2	1.2

Total investment portfolio	$5,219.8	3.52%	3.09%	$5,305.8	$183.7

Ratings [3]:	Fair Value	%
Treasury and U.S. government obligations	$37.2	0.8%
Agency obligations	122.4	2.6%
AAA/Aaa	1,405.1	29.3%
AA/Aa	2,063.4	43.1%
A/A	778.6	16.3%
BBB	120.2	2.5%
Below investment grade ("BIG") [4]	250.4	5.2%
Not rated	10.3	0.2%

Total fixed maturity securities available for sale	$4,787.6	100.0%

Duration of investment portfolio (in years):		4.9

Average ratings of investment portfolio		AA-

1. Represents annualized investment income based on amortized cost and pre-tax book yields.

2. Reflects obligations of state and local political subdivisions that have been insured by financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"), average A+. Includes $200.4 million insured by AGM.

3. Ratings are represented by the lower of the Moody's and S&P classifications.

4. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation strategies of $528.3 million in par with carrying value of $250.4 million.

Assured Guaranty Municipal Corp.
Estimated Net Exposure Amortization 1 and Estimated Future Net Premium and Credit Derivative Revenues
 (in millions)

			Financial Guaranty Insurance [2]
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues [3]	Total
2010 (as of June 30)		$532,293
2010 (July 1 - September 31)	$11,028	521,265	$202.1	$3.6	$205.7	$20.5	$226.2
2010 (October 1 - December 31)	13,013	508,252	186.0	3.5	189.5	18.6	208.1
2011	40,512	467,740	561.0	13.3	574.3	71.0	645.3
2012	43,692	424,048	422.5	12.5	435.0	51.7	486.7
2013	35,987	388,061	353.1	11.6	364.7	35.2	399.9
2014	37,430	350,631	309.6	10.8	320.4	23.0	343.4
2010-2014	181,662	350,631	2,034.3	55.3	2,089.6	220.0	2,309.6
2015-2019	123,774	226,857	1,058.0	43.7	1,101.7	31.6	1,133.3
2020-2024	89,978	136,879	588.3	29.9	618.2	2.6	620.8
2025-2029	62,955	73,924	338.2	19.3	357.5	2.2	359.7
After 2029	73,924	-	377.4	19.6	397.0	6.7	403.7

Total	$532,293		$4,396.2	$167.8	$4,564.0	$263.1	$4,827.1

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2010. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed and because of management's assumptions on structured finance amortization. obligations.

2. See page 11 for "Present Value of Financial Guaranty Insurance Losses to be Expensed."

3. Excludes contracts with credit impairment.

Assured Guaranty Municipal Corp.
Expected Amortization of U.S. and Non-U.S. Structured Finance Net Par Outstanding
 (in millions)

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products [1]	Other Structured Finance	Total	Estimated Ending Net Par Outstanding
Structured Finance Net Par Amortization:
2010 (as of June 30)						81,718
2010 (July 1 - September 30)	$2,550	$884	$653	$592	$4,679	77,039
2010 (October 1 - December 31)	4,242	817	240	435	5,734	71,305
2011	7,063	2,586	703	1,814	12,166	59,139
2012	11,121	1,683	1,252	1,385	15,441	43,698
2013	7,656	1,079	973	398	10,106	33,592
2014	10,767	906	745	210	12,628	20,964
2010-2014	43,399	7,955	4,566	4,834	60,754	20,964
2015-2019	9,725	2,945	913	991	14,574	6,390
2020-2024	183	1,280	626	231	2,320	4,070
2025-2029	33	461	462	161	1,117	2,953
After 2029	81	695	1,827	350	2,953	-

Total structured finance	$53,421	$13,336	$8,394	$6,567	$81,718

1. See Glossary for description of financial products.

Assured Guaranty Municipal Corp.
Present Value of Financial Guaranty Insurance Losses to be Expensed
 (in millions)

Expected Net Loss to be Expensed [1]
Financial Guaranty Insurance Losses to be Expensed:
2010 (July 1 - December 31)	$151.8
2011	176.0
2012	105.4
2013	83.2
2014	79.1
2010-2014	595.5
2015-2019	244.3
2020-2024	109.6
2025-2029	60.0
After 2029	56.5

Total expected PV of net loss to be expensed	1,065.9
Discount	426.7

Total future value	$1,492.6

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 4.81%.

Assured Guaranty Municipal Corp.
Financial Guaranty Profile (1 of 3)
 (in millions)

Net Par Outstanding and Average Rating by Asset Type

	As of June 30, 2010
	Net Par Outstanding	Avg. Rating [1]
U.S. Public Finance:
General obligation	$111,426	A+
Tax backed	50,836	A+
Municipal utilities	46,510	A
Transportation	19,999	A
Healthcare	10,046	A
Higher education	6,794	A+
Housing	5,398	AA-
Infrastructure finance	1,144	BBB
Investor-owned utilities	47	BBB+
Other public finance	1,808	A

Total U.S. public finance	254,008	A+
Non-U.S. Public Finance:
Infrastructure finance	10,230	BBB
Regulated utilities	6,390	BBB+
Other public finance	6,372	AA-

Total non-U.S. public finance	22,992	A-

Total public finance	$277,000	A+

U.S. Structured Finance:
Pooled corporate obligations	$40,681	AAA
RMBS and home equity	13,336	BB-
Financial products [2]	8,394	AA-
Consumer receivables	2,692	A-
Insurance securitization	369	AA
Commercial receivables	95	BBB
Structured credit	80	BBB-
Other structured finance	640	A

Total U.S. structured finance	66,287	AA-
Non-U.S. Structured Finance:
Pooled corporate obligations	12,740	AAA
RMBS and home equity	1,499	AA
Structured credit	539	BBB
Commercial receivables	240	A
Insurance securitizations	38	A+
Other structured finance	375	AAA

Total non-U.S. structured finance	15,431	AAA

Total structured finance	$81,718	AA

Total net par outstanding	$358,718	A+

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. See Glossary for description of financial products.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Financial Guaranty Profile (2 of 3)
 (dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	As of June 30, 2010
	Public Finance - U.S.		Public Finance - non-U.S.		Structured Finance - U.S.		Structured Finance - non-U.S.		Consolidated
Ratings [1]:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$-	0.0%	$-	0.0%	$11,493	17.3%	$4,759	30.8%	$16,252	4.5%
AAA	5,640	2.2%	1,296	5.6%	25,130	37.9%	6,470	41.9%	38,536	10.7%
AA	107,028	42.1%	1,390	6.0%	14,698	22.2%	1,768	11.5%	124,884	34.8%
A	119,411	47.0%	6,879	29.9%	3,157	4.8%	1,006	6.5%	130,453	36.4%
BBB	20,755	8.2%	13,090	56.9%	1,482	2.2%	1,349	8.7%	36,676	10.2%
BIG	1,174	0.5%	337	1.6%	10,327	15.6%	79	0.6%	11,917	3.4%

Total net par outstanding	$254,008	100.0%	$22,992	100.0%	$66,287	100.0%	$15,431	100.0%	$358,718	100.0%

Ceded Par Outstanding by Reinsurer and Insurer Financial Strength Rating

Reinsurer	Moody's Rating	S&P Rating	Ceded Par Outstanding	% of Total
Affiliated Companies	A1	AA	$65,993	48.6%
Non-Affiliated Companies:
Radian Asset Assurance Inc.	Ba1	BB-	22,737	16.8%
Tokio Marine & Nichido Fire Insurance Co., Ltd.	Aa2	AA	20,326	15.0%
RAM Reinsurance Co. Ltd.	WR	WR	10,784	7.9%
R.V.I. Guaranty Co. Ltd.	WR	BBB	4,119	3.0%
Syncora Guarantee Inc.	Ca	WR	4,051	3.0%
Swiss Reinsurance Company	A1	A+	2,881	2.1%
Mitsui Sumitomo Insurance Co. Ltd.	Aa3	AA-	2,473	1.8%
Other	Various	Various	2,301	1.8%

Non-Affiliated Companies			69,672	51.4%

Total			$135,665	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.
Financial Guaranty Profile (3 of 3)
 (dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio as of June 30, 2010

	Net Par Outstanding	% of Total
U.S.:
Public Finance:
California	$36,900	10.3%
New York	21,063	5.9%
Pennsylvania	19,028	5.3%
Texas	17,065	4.8%
Illinois	15,922	4.4%
Florida	14,349	4.0%
New Jersey	11,490	3.2%
Michigan	11,374	3.2%
Washington	8,725	2.4%
Massachusetts	7,572	2.1%
Other states	90,520	25.3%

Total Public Finance	254,008	70.9%
Structured finance (multiple states)	66,287	18.5%

Total U.S.	320,295	89.4%

Non-U.S.:
United Kingdom	11,398	3.2%
Australia	4,470	1.2%
Canada	4,119	1.1%
France	1,679	0.5%
Italy	1,609	0.4%
Other	15,148	4.2%

Total non-U.S.	38,423	10.6%

Total net par outstanding	$358,718	100.0%

Assured Guaranty Municipal Corp.
Pooled Corporate Obligations Profile
 (dollars in millions)

Distribution of Financial Guaranty Pooled Corporate Obligations by Ratings as of June 30, 2010

Ratings [1]:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]
Super senior	$15,740	29.5%	27.3%	25.2%
AAA	29,194	54.6%	24.2%	25.4%
AA	5,729	10.7%	36.4%	32.4%
A	1,785	3.3%	22.6%	19.5%
BBB	742	1.4%	12.1%	10.2%
BIG	231	0.5%	39.9%	8.9%

Total exposures	$53,421	100.0%	26.2%	25.6%

Distribution of Financial Guaranty Pooled Corporate Obligations by Asset Class as of June 30, 2010

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement [2]	Avg. Current Credit Enhancement [2]	Avg. Rating [1]
CBOs/CLOs [3]	$30,144	56.4%	27.1%	26.3%	AAA
Synthetic investment grade pooled corporates	11,769	22.0%	17.3%	15.4%	AAA
Synthetic high yield pooled corporates	9,105	17.0%	38.0%	32.9%	AA
Market Value CDOs of corporates	1,492	2.8%	17.0%	58.2%	AAA
Trust preferred - banks and insurance	162	0.3%	47.4%	44.0%	A
CDO of CDOs (corporate) [4]	36	0.1%	26.3%	27.9%	A
Other pooled corporates	713	1.4%	0.0%	0.0%	A

Total	$53,421	100.0%	26.2%	25.6%	AAA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to AGM's exposure, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the numbers shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to adjustments.

3. CBOs (collateralized bond obligations)/CLOs (collateralized loan obligations) are largely non-investment/high yield collateral.

4. CDOs are collateralized debt obligations.

Assured Guaranty Municipal Corp.
Consolidated U.S. Residential Mortgage-Backed Securities ("RMBS") Profile (1 of 5)
 (dollars in millions)

Distribution of U.S. RMBS by Rating 1 and Type of Exposure as of June 30, 2010

Ratings:	Prime First Lien [2]	Closed End Seconds ("CES")	HELOC [3]	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs [4]	Total Net Par Outstanding
Super senior	$-	$-	$-	$-	$-	$-	$-	$-
AAA	105	-	423	89	148	1,259	-	2,024
AA	2	36	493	39	-	264	0	834
A	1	-	-	-	-	120	-	121
BBB	-	-	-	-	-	250	31	281
BIG	-	1,099	3,196	1,375	2,137	2,116	153	10,076

Total exposures	$108	$1,135	$4,113	$1,504	$2,285	$4,008	$183	$13,336

Distribution of U.S. RMBS by Year Insured and Type of Exposure as of June 30, 2010

Year insured:	Prime First Lien	CES	HELOC	Alt-A First Lien	Alt-A Option ARMs	Subprime First Lien	NIMs	Total Net Par Outstanding
2004 and prior	$7	$-	$276	$71	$-	$1,272	$0	$1,625
2005	-	-	648	368	124	376	-	1,515
2006	101	448	1,584	517	902	126	86	3,764
2007	-	687	1,605	548	1,260	2,166	97	6,363
2008	-	-	-	-	-	69	-	69

Total exposures	$108	$1,135	$4,113	$1,504	$2,285	$4,008	$183	$13,336

Distribution of U.S. RMBS by Rating 1 and Year Insured as of June 30, 2010

Year insured:	Super Senior	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$-	$1,265	$2	$44	$16	$298	$1,625
2005	-	177	112	-	46	1,181	1,515
2006	-	301	-	77	-	3,387	3,764
2007	-	282	721	-	149	5,211	6,363
2008	-	-	-	-	69	-	69

Total exposures	$-	$2,024	$834	$121	$281	$10,076	$13,336

% of total	0.0%	15.2%	6.3%	0.9%	2.1%	75.5%	100.0%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. Includes primarily Prime First Lien plus an insignificant amount of other miscellaneous MBS transactions.

3. Home equity line of credit ("HELOC") securitizations.

4. NIMs are net interest margin securities.

AGM has not insured any U.S. RMBS transactions since 2008.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (2 of 5)
 (dollars in millions)

Distribution of Financial Guaranty U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of June 30, 2010 1

U.S. CES

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3] [6]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$-	-	-	-	-	-
2006	448	23.8%	-	53.4%	16.3%	2
2007	687	29.1%	-	58.1%	12.4%	9
2008	-	-	-	-	-	-

	$1,135	27.0%	-	56.3%	13.9%	11

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$648	22.7%	4.0%	8.4%	10.5%	4
2006	1,584	38.5%	1.9%	25.5%	13.9%	7
2007	1,605	55.4%	4.3%	21.6%	6.8%	7
2008	-	-	-	-	-	-

	$3,837	42.9%	3.3%	21.0%	10.3%	18

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$368	39.8%	12.7%	5.8%	23.4%	8
2006	517	52.5%	1.1%	11.1%	39.9%	7
2007	548	65.5%	1.0%	11.1%	45.8%	4
2008	-	-	-	-	-	-

	$1,433	54.2%	4.0%	9.8%	37.9%	19

1. For this release, net par outstanding is based on values as of June 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on June 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned ("REO") divided by net par outstanding.

6. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (3 of 5)
 (dollars in millions)

Distribution of Financial Guaranty U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of June 30, 2010 1

U.S. Alt-A Option ARMs

Year insured:	Net Par Outstanding	Pool Factor [2]	Subordination [3]	Cumulative Losses [4]	60+ Day Delinquencies [5]	Number of Transactions
2005	$124	33.9%	6.2%	8.0%	42.2%	3
2006	902	60.6%	6.0%	9.3%	52.5%	6
2007	1,260	65.7%	4.4%	10.7%	46.9%	6
2008	-	-	-	-	-	-

	$2,285	62.0%	5.1%	10.0%	48.9%	15

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$376	38.3%	46.2%	4.0%	38.7%	6
2006	126	41.8%	43.2%	10.6%	40.1%	2
2007	2,166	70.5%	26.6%	9.0%	49.3%	9
2008	69	73.7%	34.3%	5.3%	31.5%	1

	$2,737	64.9%	30.3%	8.3%	47.0%	18

1. For this release, net par outstanding is based on values as of June 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on June 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

2. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

3. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

4. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO, divided by net par outstanding.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (4 of 5)
 (dollars in millions)

Distribution of Financial Guaranty U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating 1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of June 30, 2010 2

U.S. CES

Rating:	Net Par Outstanding	Pool Factor [3]	Subordination [4] [7]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
AAA	$-	-	-	-	-	-
AA	36	61.7%	-	8.9%	3.7%	4
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	1,099	25.9%	-	57.8%	14.3%	7

	$1,135	27.0%	-	56.3%	13.9%	11

U.S. HELOC

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$404	73.2%	7.9%	0.5%	1.1%	3
AA	493	67.1%	10.2%	7.9%	3.4%	2
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	2,939	34.7%	1.5%	26.0%	12.8%	13

	$3,837	42.9%	3.3%	21.0%	10.3%	18

U.S. Alt-A First Lien

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$19	15.4%	46.6%	5.9%	23.1%	2
AA	39	45.8%	17.7%	2.0%	13.6%	1
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	1,375	55.0%	3.1%	10.0%	38.8%	16

	$1,433	54.2%	4.0%	9.8%	37.9%	19

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. For this release, net par outstanding is based on values as of June 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on June 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO, divided by net par outstanding.

7. Many of the CES transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently under-collateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the under-collateralization into account when estimating expected losses for these transactions.

Assured Guaranty Municipal Corp.
Consolidated U.S. RMBS Profile (5 of 5)
 (dollars in millions)

Distribution of Financial Guaranty U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating 1, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of June 30, 2010 2

U.S. Alt-A Option ARMs

Rating:	Net Par Outstanding	Pool Factor [3]	Subordination [4]	Cumulative Losses [5]	60+ Day Delinquencies [6]	Number of Transactions
AAA	$148	62.7%	0.1%	11.4%	52.8%	1
AA	-	-	-	-	-	-
A	-	-	-	-	-	-
BBB	-	-	-	-	-	-
BIG	2,137	61.9%	5.4%	9.9%	48.6%	14

	$2,285	62.0%	5.1%	10.0%	48.9%	15

U.S. Subprime First Lien

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$87	25.2%	81.6%	4.5%	44.8%	2
AA	264	39.5%	42.3%	7.6%	34.4%	2
A	77	23.0%	56.3%	14.9%	40.3%	1
BBB	234	65.5%	32.6%	6.3%	33.0%	5
BIG	2,075	71.2%	25.4%	8.6%	50.5%	8

	$2,737	64.9%	30.3%	8.3%	47.0%	18

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. For this release, net par outstanding is based on values as of June 2010. All performance information such as pool factor, subordination, cumulative losses and delinquency is based on June 30, 2010 information obtained from Intex, Bloomberg, and/or provided by the trustee and may be subject to restatement or correction.

3. Pool factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

4. Represents the sum of subordinate tranches and over-collateralization, expressed as a percentage of total transaction size and does not include any benefit from excess interest collections that may be used to absorb losses.

5. Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

6. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO, divided by net par outstanding.

Assured Guaranty Municipal Corp.
U.S. Consumer Receivables Profile
 (dollars in millions)

Distribution of U.S. Consumer Receivables by Rating 1 as of June 30, 2010

Rating:	Credit Cards	Manufactured Housing	Auto	Total Net Par Outstanding
AAA	$-	$84	$25	$109
AA	-	47	27	74
A	-	-	1,485	1,485
BBB	88	-	768	856
BIG	-	168	-	168

	$88	$299	$2,305	$2,692

Average rating [1]	BBB	A-	A-	A-
Avg. initial credit enhancement [2]	13.2%	27.5%	10.9%	12.8%
Avg. current credit enhancement [2]	15.6%	26.1%	28.4%	27.8%

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. "Average Credit Enhancement" is intended to provide a measure of the amount of equity and/or subordinate tranches that are junior in the capital structure to AGM's exposure, expressed as a percentage of the total transaction size and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown above do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Data is obtained from third-party sources such as trustee reports and may be subject to adjustments.

Assured Guaranty Municipal Corp.
Credit Derivative Net Par Outstanding Profile
 (dollars in millions)

Distribution of Credit Derivative Net Par Outstanding by Rating

	As of June 30, 2010
Ratings [1]:	Net Par Outstanding	% of Total
Super senior	$15,696	29.8%
AAA	26,521	50.3%
AA	5,987	11.4%
A	2,500	4.7%
BBB	1,357	2.6%
BIG	660	1.2%

Total credit derivative net par outstanding	$52,721	100.0%

Distribution of Credit Derivative Net Par Outstanding by Sector and Average Rating

	As of June 30, 2010
	Net Par Outstanding	Average Rating [1]
Public Finance
U.S. public finance	$826	A-
Non-U.S. public finance	2,425	A

Total public finance	$3,251	A

U.S. Structured Finance:
Pooled corporate obligations	$36,732	AAA
Residential mortgage-backed and home equity	369	BBB-
Insurance securitizations	368	AA
Commercial receivables	67	BBB-
Other structured finance	119	B

Total U.S. structured finance	37,655	AAA
Non-U.S. Structured Finance:
Pooled corporate obligations	11,310	AAA
Residential mortgage-backed and home equity	454	AA-
Insurance securitizations	38	A+
Structured credit	13	BBB

Total non-U.S. structured finance	11,815	AAA

Total structured finance	$49,470	AAA

Total credit derivative net par outstanding	$52,721	AAA

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (1 of 5)
As of June 30, 2010
 (in millions)

BIG Exposures by Asset Exposure Type:	Net Par Outstanding
U.S. Public Finance:
General obligation	$521
Healthcare	208
Tax backed	190
Municipal utilities	160
Housing	6
Higher education	5
Other public finance	84

Total U.S. public finance	1,174
Non-U.S. Public Finance:
Infrastructure finance	337

Total non-U.S. public finance	337

Total public finance	$1,511
U.S. Structured Finance:
Residential mortgage-backed and home equity	$9,889
Consumer receivables	168
Pooled corporate obligations	151
Other structured finance	119

Total U.S. structured finance	10,327
Non-U.S. Structured Finance:
Pooled corporate obligations	79

Total non-U.S. structured finance	79

Total structured finance	$10,406

Total BIG net par outstanding	$11,917

Please refer to the Glossary for a description of select types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S structured finance obligations that the Company insures and reinsures.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (2 of 5)
 (dollars in millions)

Net Par Outstanding by BIG Category 1

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
Description:	June 30, 2010	December 31, 2009
BIG:
Category 1
U.S. public finance	$814	$991
Non-U.S. public finance	337	380
U.S. structured finance	1,463	1,775
Non-U.S. structured finance	1	2

Total Category 1	2,615	3,148
Category 2
U.S. public finance	181	330
Non-U.S. public finance	-	-
U.S. structured finance	4,894	4,601
Non-U.S. structured finance	2	2

Total Category 2	5,077	4,933
Category 3
U.S. public finance	179	186
Non-U.S. public finance	-	-
U.S. structured finance	3,970	3,895
Non-U.S. structured finance	76	77

Total Category 3	4,225	4,158

BIG Total	$11,917	$12,239

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of below investment grade ("BIG") credits. The BIG credits are divided into three categories: BIG Category 1: Below investment grade transactions showing sufficient deterioration to make material losses possible, but for which no losses have been incurred. Non-investment grade transactions on which liquidity claims have been paid are in this category. BIG Category 2: Below investment grade transactions for which expected losses have been established but for which no unreimbursed claims have yet been paid. BIG Category 3: Below investment grade transactions for which expected losses have been established and on which unreimbursed claims have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (3 of 5)
As of June 30, 2010
 (dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]
U.S. Public Finance:
Detroit (City of) School District Michigan	$162	BB
Jefferson County Alabama Sewer	145	D
Jefferson County Alabama School Sales Tax Limited Obligation	144	BB
Reading (City of) Pennsylvania	113	BB
Detroit (City of) Michigan	112	BB+
Mashantucket Pequot Tribe, Connecticut	84	B
Harrisburg (City of) Pennsylvania General Obligation	75	B
St. Barnabas Health System - New Jersey	62	BB

Total	$897
Non-U.S. Public Finance:
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)	$192	BB
Cross City Tunnel Motorway Finance Limited	145	BB

Total	$337

Total	$1,234

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (4 of 5)
As of June 30, 2010
 (dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement	60+ Day Delinquencies [2]
U.S. Structured Finance:
U.S. RMBS:
MABS 2007-NCW	$617	BB	33.9%	67.2%
Countrywide HELOC 2006-I	568	CCC	0.0%	9.4%
MASTR 2007-3	547	CCC	5.2%	57.3%
Countrywide HELOC 2006-F	509	CCC	0.0%	26.3%
Option One 2007-FXD2	394	B	18.6%	30.1%
Nomura Asset Acceptance Corp. 2007-1	388	CCC	1.6%	44.0%
Harborview 2006-12	336	B	10.7%	56.7%
MARM 2007-1 (FKA MASTR 2007-OA1)	307	CCC	0.0%	35.0%
Countrywide HELOC 2005-D	297	CCC	0.0%	13.2%
Countrywide HELOC 2007-A	291	CCC	0.0%	9.8%
Countrywide 2007-13	279	BB	31.3%	56.4%
Countrywide HELOC 2007-B	264	CCC	0.0%	9.7%
GMACM 2004-HE3	257	B	0.0%	2.5%
Terwin Mortgage Trust 2006-12SL	251	CCC	0.0%	18.4%
CWABS 2007-4	219	B	22.1%	42.1%
Indymac 2007-H1 HELOC	215	CCC	0.0%	10.2%
FHABS 2006-HE2 HELOC	212	BB	0.0%	3.0%
Terwin Mortgage Trust 2007-1SL	206	CCC	0.0%	10.3%
Soundview 2007-WMC1	201	CCC	11.9%	71.4%
Terwin Mortgage Trust 2006-10SL	197	CCC	0.0%	13.8%
Harborview 2006-1	193	CCC	6.3%	60.5%
Harborview 2007-1	190	B	14.0%	56.8%
New Century 2005-A	170	BB	20.5%	30.3%
Harborview 2006-10	154	CCC	1.2%	33.6%
Countrywide HELOC 2005-C	151	CCC	0.4%	11.1%
CSAB 2006-3	147	CCC	0.0%	45.5%
Renaissance (DELTA) 2007-3	146	B	26.2%	35.1%
Flagstar HELOC 2006-2	135	CCC	20.4%	12.0%
Flagstar HELOC 2005-1	129	BB	17.1%	8.9%
NAAC 2007-S2	118	CCC	0.0%	14.5%
AHMA 2007-4	113	CCC	0.0%	31.3%
IMSC 2007-HOA1	102	CCC	0.0%	29.1%
CSAB 2006-2	91	CCC	3.5%	40.2%
Countrywide ALTA 2005-22T	91	B	5.9%	23.3%
Deutsche ALT-B 2006-AB1	90	CCC	4.8%	30.7%
Terwin Mortgage Trust 2005-16HE	72	BB	13.4%	26.9%
Deutsche ALT-B 2006-AB4	72	CCC	0.0%	37.2%
CSMC 2007-3	70	CCC	0.0%	34.2%
ACE 2006-GP1	68	CCC	0.0%	9.7%
ACE 2007-SL1	63	CCC	0.0%	12.1%
GSAA 2005-12	62	BB	11.1%	23.4%
Terwin Mortgage Trust 2007-6ALT	61	CCC	0.0%	76.2%
Countrywide HELOC 2006-H	59	CCC	0.0%	20.5%
CWALT 2005-62	58	CCC	11.2%	57.4%
Terwin Mortgage Trust 2005-14HE	58	BB	12.5%	26.6%
DSLA 2005-AR5	54	CCC	2.0%	27.7%
CSAB 2006-4	52	CCC	0.1%	39.4%
Luminent 2006-2	52	CCC	7.2%	55.7%

Total U.S. RMBS	$9,376

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

2. 60+ day delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or REO divided by net par outstanding.

Assured Guaranty Municipal Corp.
Below Investment Grade Exposures (5 of 5)
As of June 30, 2010
 (dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or Description	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
U.S. Structured Finance:
Other:
NRG Peaker	$119	B	N/A
Synthetic High Yield Pooled Corporate CDO	113	CCC	9.5%
Conseco Finance MH Series 2001-2	94	BB	N/A
Greenpoint 2000-4	74	BB	14.8%

Total other	$400

Total	$9,776
Non-U.S. Structured Finance:
Synthetic High Yield Pooled Corporate CDO	$75	CCC	9.5%

Total	$75

Total	$9,851

1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (1 of 4)
As of June 30, 2010
 (in millions)

50 Largest U.S. Public Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]
New Jersey (State of)	$2,893	AA-
Massachusetts (Commonwealth of)	2,054	AA
New York (State of)	2,010	AA
Chicago (City of) Illinois	1,684	AA-
New York (City of) New York	1,522	AA-
Massachusetts (Commonwealth of) State Sales Tax	1,472	AA
Houston Texas Water and Sewer Authority	1,461	A+
University of California Board of Regents	1,397	AA
Washington (State of)	1,371	AAA
Wisconsin (State of)	1,366	A+
Arizona (State of)	1,352	AA-
Pennsylvania (Commonwealth of)	1,330	AA-
Illinois (State of)	1,325	A+
California (State of)	1,318	A-
Port Authority of New York and New Jersey	1,294	AA-
New York City Municipal Water Finance Authority	1,293	AA+
Illinois Toll Highway Authority	1,260	AA
Atlanta Georgia Water & Sewer System	1,241	BBB+
Los Angeles California Unified School District	1,235	AA
California (State of) Department of Water Resources - Electric Power Revenue	1,209	A-
New York MTA Dedicated Tax	1,134	AA-
Broward County Florida School Board	1,101	AA-
New York MTA Transportation Authority	1,086	A
Puerto Rico (Commonwealth of)	1,026	BBB-
Denver Colorado School District No. 1	1,016	A+
Massachusetts (Commonwealth of) Water Resources	992	AA
Los Angeles California Department of Water and Power - Electric Revenue	964	AA-
Long Island Power Authority	941	A-
Chicago-O'Hare International Airport	932	A
San Diego County, CA Water Revenue Stream	915	AA
Connecticut (State of)	905	AA-
Kentucky (Commonwealth of)	892	AA-
Michigan (State of)	889	A+
New Jersey Turnpike Authority	874	A
Orlando-Orange County Expressway Authority, Florida	869	A+
Louisiana (State of) Gas and Fuel Tax	866	A
Michigan (State of) Gas & Motor Vehicle Tax	839	AA
Detroit Michigan Sewer	835	A
San Diego California Unified School District	834	AA
California State University System Trustee	822	AA-
Skyway Concession Company LLC	820	BBB
Chicago Illinois Public Schools	815	A+
Miami-Dade County Florida Aviation Authority - Miami International Airport	804	A+
Metro Washington Airport Authority	803	AA-
Oregon (State of)	786	AA-
Philadelphia (City of) Pennsylvania	783	BBB-
Hawaii (State of) Department of Hawaiian Home Lands	783	AA
Austin Texas Combined Utility System Revenue Bonds	761	AA-
Seattle Municipal Light, Washington Revenue Stream	753	A+
Florida (State of)	751	AA+

Total top 50 U.S. public finance exposures	$56,678

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (2 of 4)
As of June 30, 2010
 (dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating [1]	Current Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,268	AA	28.6%
Synthetic Investment Grade Pooled Corporate CDO	1,126	AAA	13.4%
Stone Tower Credit Funding	1,119	AAA	58.2%
Synthetic High Yield Pooled Corporate CDO	973	AA-	42.2%
Synthetic Investment Grade Pooled Corporate CDO	763	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	24.2%
Mizuho II Synthetic CDO	735	A	30.7%
Synthetic High Yield Pooled Corporate CDO	730	AA-	40.0%
Synthetic High Yield Pooled Corporate CDO	723	AAA	25.0%
Synthetic Investment Grade Pooled Corporate CDO	675	Super Senior	23.4%
Synthetic Investment Grade Pooled Corporate CDO	652	AAA	17.2%
MABS 2007-NCW	617	BB	33.9%
Countrywide Heloc 2006-I	568	CCC	0.0%
MASTR 2007-3	547	CCC	5.2%
Synthetic High Yield Pooled Corporate CDO	523	Super Senior	29.7%
Synthetic High Yield Pooled Corporate CDO	521	Super Senior	24.5%
Synthetic Investment Grade Pooled Corporate CDO	512	Super Senior	14.3%
Countrywide Heloc 2006-F	509	CCC	0.0%
Eastland CLO, LTD	494	Super Senior	33.0%
Synthetic High Yield Pooled Corporate CDO	492	AA	45.7%
Denali CLO VII, LTD.	470	AAA	19.9%
Avenue CLO V	448	AAA	19.8%
Synthetic Investment Grade Pooled Corporate CDO	433	AAA	10.7%
Synthetic High Yield Pooled Corporate CDO	419	AAA	23.7%
Churchill Financial Cayman	412	AAA	36.8%
Americredit 2007-B-F	403	A	21.9%
Synthetic Investment Grade Pooled Corporate CDO	399	Super Senior	14.0%
Westchester CLO	397	AAA	34.1%
Grayson CLO	396	Super Senior	23.7%
Option One 2007-FXD2	394	B	18.6%
Nomura Asset Acceptance Corp. 2007-1	388	CCC	1.6%
Synthetic Investment Grade Pooled Corporate CDO	385	Super Senior	12.0%
Synthetic High Yield Pooled Corporate CDO	383	Super Senior	36.0%
Stone Tower III	381	AAA	21.2%
Synthetic Investment Grade Pooled Corporate CDO	377	Super Senior	10.3%
Synthetic High Yield Pooled Corporate CDO	369	AAA	29.5%
Cent CDO 15 Limited	360	Super Senior	16.5%
Synthetic High Yield Pooled Corporate CDO	357	AAA	36.0%
Stone Tower CLO V	357	Super Senior	27.8%
Synthetic High Yield Pooled Corporate CDO	350	AAA	34.0%
Synthetic High Yield Pooled Corporate CDO	348	AAA	24.7%
MUIR Grove CLO	340	AAA	22.0%
KKR Financial CLO 2005-1	340	AAA	23.7%
Synthetic Investment Grade Pooled Corporate CDO	339	Super Senior	14.2%
Harborview 2006-12	336	B	10.7%
Madison Park Funding	329	AAA	23.9%
CIFC Funding 2006-1	328	AAA	22.4%
Synthetic High Yield Pooled Corporate CDO	327	AAA	30.0%
LCM VI LTD.	316	AAA	21.2%
MARM 2007-1 (FKA MASTR 2007-OA1)	307	CCC	0.0%

Total top 50 U.S. structured finance exposures	$25,489

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of Credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (3 of 4)
As of June 30, 2010
 (in millions)

25 Largest Non-U.S. Exposures

Credit Name:	Net Par Outstanding	Rating [1]
Quebec Provence	$1,931	A
Sydney Airport Finance Company	1,271	BBB
Thames Water Utility Finance PLC	1,080	A-
Channel Link Enterprises Finance PLC	837	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Synthetic Investment Grade Pooled Corporate CDO	629	Super Senior
Japan Expressway Holding and Debt Repayment Agency	573	AA
Synthetic Investment Grade Pooled Corporate CDO	504	Super Senior
Artesian Finance II PLC (Southern) - Swap Policy	477	A-
Central Nottinghamshire Hospitals PLC	448	BBB
Capital Hospitals (Issuer) PLC	436	BBB-
Synthetic Investment Grade Pooled Corporate CDO	416	AAA
Integrated Accomodation Services PLC	386	BBB+
Queen Street CLO I	384	Super Senior
Synthetic Investment Grade Pooled Corporate CDO	381	Super Senior
Synthetic Investment Grade Pooled Corporate CDO	377	Super Senior
Synthetic Investment Grade Pooled Corporate CDO	375	AAA
Verbund - Wachovia wrap of securities Lease and Sublease of Hydro-Electric equipment	375	AAA
Stone Tower Credit Funding	373	AAA
Reliance Rail Finance Pty. Limited	368	BBB-
The Hospital Company (QAH Portsmouth) Limited	363	BBB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	347	BBB
Plenary Health North Bay Finco Inc.	334	A
NewHospitals (St Helens & Knowsley) Finance PLC	334	BBB
Synthetic Investment Grade Pooled Corporate CDO	333	Super Senior

Total top 25 non-U.S. exposures	$14,153

  1. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (2) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Assured Guaranty Municipal Corp.
Largest Exposures by Sector (4 of 4)
As of June 30, 2010
 (dollars in millions)

10 Largest Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A. [1]	$5,753
American Home Mortgage Servicing, Inc.	1,717
GMAC Mortgage, LLC	1,073
Specialized Loan Servicing LLC	883
Ocwen Loan Servicing, LLC	846
Wells Fargo Bank NA	761
OneWest Bank Group LLC	673
First Tennessee Bank N.A.	444
Litton Loan Servicing LP	281
Select Portfolio Servicing, Inc.	274

Total top 10 residential mortgage servicers exposures	$12,705

10 Largest Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating [2]	State
Asante Health System	$247	A	OR
SSM Health Care	242	A+	MO
Hospital Sisters Health Services Inc Obligated Group	203	AA-	IL
MultiCare Health System	198	A+	WA
CHRISTUS Health	192	A+	TX
Catholic Health Initiatives	188	AA	CO
Clarian Health Partners	177	A+	IN
Carolina HealthCare System	176	AA-	NC
Covenant Health Hospital	162	A-	TN
Memorial Hermann Healthcare	158	A	TX

Total top 10 healthcare exposures	$1,943

  1. Includes Countrywide Home Loans Servicing LP.

  2. Assured Guaranty's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Municipal Corp.
Loss and Loss Adjustment Expense ("LAE") Reserves by Segment/Type
 (in millions)

As of June 30, 2010
Financial guaranty insurance reserves by segment and type:
Gross	$131.7
Ceded	21.0

Net financial guaranty insurance reserves	$110.7

Salvage and subrogation recoverable:
Gross	$469.0
Ceded [1]	98.8

Net salvage and subrogation recoverable	$370.2

Credit impairment on credit derivative contracts [2]:
Case gross	$138.2
Case ceded	32.8

Case net credit derivative reserves	$105.4

Net loss and LAE reserves on financial guaranty insurance and credit derivative contracts, net of reinsurance [3]
Net loss and LAE reserves on financial guaranty contracts net of ceded reinsurance	$110.7
Credit impairment on credit derivative contracts	105.4

Net loss and LAE reserves	$216.1

1. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

2. Credit derivative assets and liabilities recorded on the balance sheet incorporate credit impairment on credit derivatives.

3. Gross of salvage and subrogation recoverable.

Assured Guaranty Municipal Corp.
Financial Guaranty Losses Incurred and Paid
As of June 30, 2010
 (in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	2Q-10 Incurred Losses	2Q-10 Paid Losses	Net Loss and LAE Reserve [1]	Net Salvage and Subrogation Assets	Expected Loss to be Expensed
First lien:
Prime first lien	$-	$-	$-	$-	$-	$-
Alt-A first lien	1,375.1	3.3	14.8	1.3	1.3	177.2
Alt-A option ARMs	2,137.3	47.0	31.1	83.0	12.9	463.4
Subprime first lien	2,268.5	16.0	0.8	63.5	-	82.0

Total first lien	5,780.9	66.3	46.7	147.8	14.2	722.6
Second lien:
Closed end seconds	911.5	(1.7)	19.1	26.2	18.8	176.8
HELOC	3,196.1	(6.1)	135.5	3.6	370.3	223.3

Total second lien	4,107.6	(7.8)	154.6	29.8	389.1	400.1

Total U.S. RMBS	9,888.5	58.5	201.3	177.6	403.3	1,122.7
Other structured finance	517.8	24.5	0.5	50.9	-	6.8
Public finance	1,510.3	(3.0)	2.8	5.0	3.0	27.0

Total Financial Guaranty Direct and Reinsurance	$11,916.6	$80.0	$204.6	$233.5	$406.3	$1,156.5

Consolidation of VIEs	-	(24.3)	(36.7)	(17.4)	(36.1)	(90.6)

Total	$11,916.6	$55.7	$167.9	$216.1	$370.2	$1,065.9

1. Includes credit impairment on credit derivative transactions.

Assured Guaranty Municipal Corp.
Summary of Statutory Financial and Statistical Data
 (dollars in millions)

		Year Ended December 31,
	YTD 2010	2009	2008	2007	2006	2005
Statutory Data
Net income (loss)	$76.7	$228.2	$(1,376.7)	$312.9	$339.6	$293.5
Policyholders' surplus	$843	$909	$711	$1,609	$1,543	$1,511
Contingency reserve	1,421	1,323	1,282	1,094	1,011	907

Qualified statutory capital	2,264	2,232	1,993	2,703	2,554	2,418
Unearned premium reserve	2,260	2,392	2,520	2,275	2,071	1,850
Loss and LAE reserves	1,194	1,236	1,688	98	53	54

Total policyholders' surplus and reserves	5,718	5,860	6,201	5,076	4,678	4,322
Present value of installment premiums	715	874	963	1,113	828	804
Standby line of credit/stop loss	498	498	550	550	550	550

Total claims-paying resources	$6,931	$7,232	$7,714	$6,739	$6,056	$5,676

Statutory Financial Ratios
Loss and LAE ratio	105.6%	17.4%	480.2%	16.1%	0.0%	2.1%
Expense ratio	65.7%	48.1%	9.1%	30.0%	29.9%	27.8%

Combined ratio	171.3%	65.5%	489.3%	46.1%	29.9%	29.9%

Other Financial Information (Statutory basis):
Net debt service outstanding (end of period)	$519,966	$568,594	$631,886	$623,158	$552,695	$497,625
Gross debt service outstanding (end of period)	731,432	755,360	834,426	858,458	765,632	686,134
Net par outstanding (end of period)	347,713	381,148	424,393	426,512	376,456	351,398
Gross par outstanding (end of period)	478,071	493,798	545,568	564,515	498,619	472,374
Ceded par to all Assured Guaranty companies	63,359	32,501	32,927	30,872	37,590	44,599
Ceded par to other companies	66,999	79,433	88,248	107,131	84,573	76,377
Ratios:
Par insured to statutory capital	154:1	171:1	213:1	158:1	147:1	145:1
Capital ratio [1]	230:1	255:1	317:1	231:1	216:1	206:1
Financial resources ratio [2]	75:1	79:1	82:1	92:1	91:1	88:1
Gross debt service written:
Public finance	$19,052	$4,202	$85,666	$133,792	$127,294	$120,745
Structured finance	-	-	5,193	57,434	48,794	40,347

Total gross debt service written	$19,052	$4,202	$90,859	$191,226	$176,088	$161,092

1. The capital ratio is calculated by dividing net par and interest insured divided by qualified statutory capital.

2. The financial resources ratio is calculated by dividing net par and interest insured by total claims paying resources.

Glossary

Below are the brief descriptions of selected types of U.S. public finance, non-U.S. public finance, U.S. structured finance and non-U.S. structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2009.

General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution's revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the UK.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance. Other domestic public finance obligations insured by AGM include bonds secured by revenues and guarantees from the Federal government, financings supported by specific state or local government entity revenues and stadium financings.

Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in "tranches," with subordinated tranches providing credit support to the more senior tranches. The Company's financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities ("RMBS") and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate ("ARM") and option adjustable-rate ("Option ARM") mortgages. The credit quality of borrowers covers a broad range, including "prime", "subprime" and "Alt-A". A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former Financial Products Business by Dexia. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the Financial Products Business. The Financial Products Business is currently being run off.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Mortgage-Backed Securities ("CMBS") are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multi-family, retail, hotel, industrial and other specialized or mixed-use properties.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories.

Explanation of Non-GAAP Financial Measures:

Assured Guaranty references financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management uses these financial measures not in accordance with GAAP ("non-GAAP financial measures") and believes they assist investors and analysts in evaluating Assured Guaranty's financial results.

Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty, and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results. In addition, Assured Guaranty's management and board of directors also utilize non-GAAP financial measures as a basis for determining senior management incentive compensation. By providing a calculation of Assured Guaranty's non-GAAP financial measures in Assured Guaranty's financial results press release, periodic financial reports filed with the U.S. Securities and Exchange Commission and investor presentations, investors, analysts and financial news media reporters have access to the same information that management reviews internally.

The following paragraphs describe why each non-GAAP financial measure is useful for Assured Guaranty and define such non-GAAP financial measures on a separate company basis for AGM. In each case, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income:    Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of Assured Guaranty's financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate Assured Guaranty's financial results as compared to the consensus analyst estimates distributed publicly by financial databases. Operating income for AGM is defined as net income (loss) attributable to AGM, as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain financial guaranty variable interest entities (VIEs) in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax realized gains (losses) on the Company's investments, including other than temporary impairments, and credit and interest rate-related gains and losses from sales of securities. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

  3)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

  4)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  5)
  Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

Operating Shareholder's Equity:    Management believes that operating shareholder's equity is a useful measure because it presents the equity of Assured Guaranty with all financial guaranty contracts accounted for on a more consistent basis and excluding fair value adjustments that are not expected to result in economic loss. Many investors, analysts and members of the financial news media use operating shareholder's equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Many of Assured Guaranty's fixed income investors also use operating shareholder's equity to evaluate Assured Guaranty's capital adequacy. Operating shareholder's equity is the basis of the calculation of adjusted book value (see below). Operating shareholder's equity for AGM is defined as shareholder's equity attributable to AGM, as reported under GAAP, adjusted for the following:

  1)
  Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs and is not liable for such debt obligations.

  2)
  Elimination of the after-tax unrealized gains (losses) on the Company's investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss.

  3)
  Elimination of the after-tax non-credit impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

  4)
  Elimination of the after-tax fair value gains (losses) on the Company's committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Operating return on equity ("Operating ROE"):    Operating ROE represents operating income for a specified period divided by the average of operating shareholder's equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate Assured Guaranty's return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value:    Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of Assured Guaranty's in force premiums and revenues in addition to operating shareholder's equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and members of the financial news media use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value for AGM is operating shareholder's equity for AGM, as defined above, further adjusted for the following:

  1)
  Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued that will be expensed in future accounting periods.

  2)
  Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

  3)
  Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of net expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue:    This amount represents the present value of estimated future revenue from AGM's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes in excess of expected losses, and is discounted at 6% (which represents AGM's tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure.

PVP or present value of new business production:    Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for AGM by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives ("Credit Derivative Revenues") do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (AGM's tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums AGM expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Contacts:

 Equity Investors:
Sabra Purtill
Managing Director, Investor Relations
(212) 408-6044
spurtill@assuredguaranty.com

Ross Aron
Assistant Vice President, Investor Relations
(212) 261-5509
raron@assuredguaranty.com
Assured Guaranty Municipal Corp. 31 West 52nd Street New York, NY 10019 (212) 974-0100 www.assuredguaranty.com
Fixed Income Investors:
Robert Tucker
Managing Director, Fixed Income Investor Relations
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

 Media:
Betsy Castenir
Managing Director, Corporate Communications
(212) 339-3424
bcastenir@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com

QuickLinks

  Exhibit 99.2
Assured Guaranty Municipal Corp. June 30, 2010 Financial Supplement